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                                                                    EXHIBIT 23.2


                   [LETTERHEAD OF RYDER SCOTT COMPANY, L.P.]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the use of our name in this Registration Statement on Form S-3 under the heading "Experts." We further consent to the incorporation by reference of our estimates of reserves and the present value of future net reserves included in such Registration Statement.




                                       /s/ RYDER SCOTT COMPANY, L.P.

                                       RYDER SCOTT COMPANY, L.P.




Houston, Texas
May 11, 2001